Exhibit 10.8

Amendment Number 2
to the

ERIE INDEMNITY COMPANY

LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective as of January 1, 2014)

WHEREAS, Erie Indemnity Company (the “Company”) established the Long Term Incentive Plan (the “Plan”) effective March 2, 2004, most recently restated the Plan effective January 1, 2014, and amended that restatement by Amendment No. 1, effective February 18, 2015, and
WHEREAS, under Section 14 of the Plan, the board of directors of the Company reserved authority to amend the Plan, and
WHEREAS, the board of directors desires to amend the Plan to allow for the deferral of the payment of awards under the Plan, at the election of a participant,
NOW, THEREFORE, the Plan is amended as follows, effective August 1, 2016:
1.Section 10(a) of the Plan is amended to read as follows:
(a)    Timing of Payment. Unless the Participant has a deferral election in effect pursuant to subsection (d), the Company shall pay to the Participant the number of Shares of Common Stock earned and vested pursuant to an award of Restricted Performance Shares, the dollar amount earned and vested pursuant to an award of Performance Units, or the dollar amount payable with respect to the number of Phantom Stock Shares earned and vested pursuant to an award of Phantom Stock, in the first calendar year beginning after the end of the Performance Period for the award, as promptly as reasonably practicable following the Committee’s determination and certification of the award as set forth in Section 8(f), subject to subsections (b) and (c) below.
2.A new subsection (d) is added to Section 10 of the Plan, to read as follows:
(d) Deferral. A Participant may elect to defer all or a portion (in whole percentages) of his or her vested interest in an award, in accordance with the terms of a deferral agreement entered into between the Participant and the Company pursuant to the Erie Indemnity Company Incentive Compensation Deferral Plan, as it may be amended from time to time (the “Deferral Plan”), to the extent the Participant is eligible to participate in the Deferral Plan. An election to defer must be made before the beginning of the Performance Period to which the award relates, except as otherwise allowed under the Deferral Plan for a new employee or a newly-promoted employee. No amount in excess of the amount of the award deferred shall be payable to the Participant for such deferral, except as may be based upon either an actual or deemed reasonable rate of interest or on one or more actual or deemed investment vehicles as made available from time to time by the Company pursuant to the Deferral Plan.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed this 1st day of August, 2016.

ERIE INDEMNITY COMPANY

By /s/ Gregory J. Gutting
Gregory J. Gutting
Executive Vice President and
Chief Financial Officer

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